CERTIFICATIONS

  I, Joel Gardner, certify that:

1.     I  have reviewed this annual report on Form  10-KSB of Megola Inc;

2.     Based on my knowledge, this annual report does  not contain  any  untrue statement of a material  fact,  or omit  to  state a material fact necessary to  make  the statements  made,  in light of the circumstances  under which  such  statements were made, not misleading  with respect  to  the period covered by this annual  report;  and

3.     Based  on  my knowledge, the financial  statements,  and other financial information included in this annual report,  fairly  present in all material  respects  the financial  position,  results of operations,  and  cash flows  of  the  issuer  as of,  and  for,  the  periods presented in this annual report.

4.     I  am  responsible for establishing and maintaining disclosure  controls and procedures for the issuer  and have:

     (i)    Designed such disclosure controls and procedures to  ensure that material information relating to  the issuer  is made known to me, particularly during  the period  in  which  the  periodic  reports  are  being prepared;

     (ii)   Evaluated  the  effectiveness  of  the  issuer's disclosure  controls and procedures  as  of  July 31, 2004 ["Evaluation Date"]; and

     (iii) Presented in the report our conclusions about the effectiveness   of   the  disclosure   controls   and procedures  based  on  my  evaluation   as   of   the Evaluation Date;

5.      I   have  disclosed,  based  on  my  most   recent evaluation,  to  the issuer's auditors  and  the  audit committee  of  the  board  of  directors  (or   persons fulfilling the equivalent function):

     (i)    All  significant deficiencies in the  design  or operation  of internal controls which could adversely affect  the  issuer's  ability  to  record,  process,  summarize   and  report  financial  data   and   have identified  for  the issuer's auditors  any  material weaknesses  in  internal  controls  (none   were   so noted); and

     (ii)  Any fraud, whether or not material, that involves management  or other employees who have a significant role in the issuer's internal controls (none were  so noted); and

6.     I have indicated in the report whether or not there were  significant changes in internal  controls  or  in other  factors that could significantly affect internal controls  subsequent to the date  of  our  most  recent evaluation,  including  any  corrective  actions   with regard   to   significant  deficiencies  and   material weaknesses.

Date: November 12, 2004

/s/ Joel Gardner

     Chief Executive Officer